Exhibit 99.1

Keysight Technologies Reports Fourth Quarter 2019 Results

Achieved Record Orders, Revenue and Operating Margin

SANTA ROSA, Calif., November 26, 2019 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter of 2019 ended October 31, 2019.
"Keysight delivered a very strong finish to the year with both revenue and earnings exceeding the high-end of our guidance for the quarter. Record-setting quarterly and annual revenue was driven by growth across our portfolio of differentiated solutions, and broad-based momentum across multiple end markets. We continued to execute on our strategy and growth initiatives, while exceeding our commitments to customers and shareholders,” said Ron Nersesian, Keysight president and CEO.

Fourth Quarter Financial Summary

•	GAAP revenue grew 7 percent to reach $1.120 billion, when compared with $1.047 billion last year.

•
Non-GAAP revenue grew 7 percent to reach $1.122 billion. Non-GAAP core revenue, which also excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months, increased 7 percent.

•	GAAP net income was $195 million, or $1.02 per share, compared with GAAP net loss of $114 million, or $(0.61) per share, in the fourth quarter of 2018.

•	Non-GAAP net income was $254 million, or $1.33 per share, compared with $193 million, or $1.01 per share in the fourth quarter of 2018.

•	As of October 31, 2019, cash and cash equivalents totaled $1.598 billion.

Fiscal year 2019 Financial Summary

•	GAAP revenue grew 11 percent over last year and totaled $4.303 billion. Non-GAAP revenue grew 10 percent to reach $4.312 billion. Non-GAAP core revenue grew 11 percent year-over-year.

•
GAAP net income was $621 million, or $3.25 per share, compared with $165 million, or $0.86 per share in fiscal 2018. Non-GAAP net income was $902 million, or $4.72 per share, compared with $618 million, or $3.24 per share in fiscal 2018.

•
Keysight acquired approximately 2.1 million shares in the open market at an average share price of $76.32, for a total consideration of $160 million during fiscal year 2019. Keysight has $410 million remaining under the current $500 million share repurchase authorization implemented in May 2019.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG reported record revenue of $706 million in the fourth quarter, up 7 percent, driven by continued strength across the 5G wireless ecosystem and strength in US aerospace, defense and government investment.

•	Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $284 million in the fourth quarter, up 3 percent, driven by strength in the broad portfolio of products that serve our general electronics market and on-going investments in next-generation automotive and energy technologies, partially offset by semiconductor measurement solutions.

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•	Ixia Solutions Group (ISG)
ISG revenue grew 15 percent in the fourth quarter to $132 million. Double-digit revenue growth in both network test and network visibility solutions was driven by investments in 400GE and enterprise networks.

Outlook
Keysight’s first fiscal quarter of 2020 revenue is expected to be in the range of $1.045 billion to $1.065 billion.
Non-GAAP earnings per share for the first fiscal quarter of 2020 are expected to be in the range of $1.04 to $1.10, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its fourth quarter FY2019 financial results and its first quarter FY2020 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2019 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-245-9654 (U.S. only) or +1 647-689-4226 (International) and enter passcode 4447158.
The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 800-585-8367 (or +1 416-621-4642 from outside the U.S.) and entering passcode 4447158.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, impacts of US export control regulations, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2018 and Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2019.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue excludes the impact of fair value adjustments to acquisition-related deferred revenue balances. Segment data are provided on page 6 of the attached tables.

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Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Revenue

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

•	Non-GAAP Net Income per share
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended October 31, 2019, and fiscal year 2019. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $4.3B in fiscal year 2019. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	October 31,		Percent
	2019	2018(a)	Inc/(Dec)

Orders	$1,194	$1,124	6%

Net revenue	$1,120	$1,047	7%

Costs and expenses:
Cost of products and services	455	462	(2)%
Research and development	176	160	11%
Selling, general and administrative	286	311	(8)%
Goodwill impairment	—	709	—
Other operating expense (income), net	(5)	(15)	(72)%
Total costs and expenses	912	1,627	(44)%

Income (loss) from operations	208	(580)	—

Interest income	6	4	70%
Interest expense	(20)	(20)	1%
Other income (expense), net	9	12	(22)%

Income (loss) before taxes	203	(584)	—

Provision (benefit) for income taxes	8	(470)	—

Net income (loss)	$195	$(114)	—

Net income (loss) per share:
Basic	$1.04	$(0.61)
Diluted	$1.02	$(0.61)

Weighted average shares used in computing net income (loss) per share:
Basic	187	187
Diluted	191	187

(a) Restated to include the impact of adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on November 1, 2018. There is no impact to net income or net income per share.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,		Percent
	2019	2018(a)	Inc/(Dec)

Orders	$4,441	$4,082	9%

Net revenue	$4,303	$3,878	11%

Costs and expenses:
Cost of products and services	1,769	1,767	—
Research and development	688	624	10%
Selling, general and administrative	1,155	1,205	(4)%
Goodwill impairment	—	709	—
Other operating expense (income), net	(20)	(33)	(40)%
Total costs and expenses	3,592	4,272	(16)%

Income (loss) from operations	711	(394)	—

Interest income	23	12	90%
Interest expense	(80)	(83)	(3)%
Other income (expense), net	61	54	16%

Income (loss) before taxes	715	(411)	—

Provision (benefit) for income taxes	94	(576)	—

Net Income	$621	$165	277%

Net income per share:
Basic	$3.31	$0.88
Diluted	$3.25	$0.86

Weighted average shares used in computing net income per share:
Basic	188	187
Diluted	191	191

(a) Restated to include the impact of adoption of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on November 1, 2018. There is no impact to net income or net income per share.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	October 31,	October 31,
	2019	2018
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,598	$913
Accounts receivable, net	668	624
Inventory	705	619
Other current assets	244	222
Total current assets	3,215	2,378

Property, plant and equipment, net	576	555
Goodwill	1,209	1,171
Other intangible assets, net	490	645
Long-term investments	46	46
Long-term deferred tax assets	755	750
Other assets	332	279
Total assets	$6,623	$5,824

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt	$—	$499
Accounts payable	253	242
Employee compensation and benefits	278	276
Deferred revenue	334	334
Income and other taxes payable	55	42
Other accrued liabilities	83	69
Total current liabilities	1,003	1,462

Long-term debt	1,788	1,291
Retirement and post-retirement benefits	357	224
Long-term deferred revenue	176	127
Other long-term liabilities	295	287
Total liabilities	3,619	3,391

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares
authorized; 194 million shares at October 31, 2019,
and 191 million shares at October 31, 2018, issued	2	2
Treasury stock at cost; 6.5 million shares at October 31, 2019 and
4.4 million shares at October 31, 2018	(342)	(182)
Additional paid-in-capital	2,013	1,889
Retained earnings	1,909	1,212
Accumulated other comprehensive loss	(578)	(488)
Total stockholders' equity	3,004	2,433
Total liabilities and equity	$6,623	$5,824

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
PRELIMINARY
	Year ended
	October 31,
	2019	2018(a)
	(unaudited)
Cash flows from operating activities:
Net income	$621	$165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	96	103
Amortization	212	207
Share-based compensation	82	59
Deferred tax benefit	(2)	(789)
Excess and obsolete inventory related charges	27	25
Gain on sale of assets and divestitures	(1)	(20)
Goodwill impairment	—	709
Pension curtailment and settlement loss	2	1
Other non-cash expenses (income), net	(4)	15
Changes in assets and liabilities:
Accounts receivable	(26)	(89)
Inventory	(92)	(61)
Accounts payable	13	22
Employee compensation and benefits	—	63
Deferred revenue	112	75
Income taxes payable	(16)	181
Retirement and post-retirement benefits	(37)	(127)
Other assets and liabilities	11	16
Net cash provided by operating activities(b)	998	555

Cash flows from investing activities:
Purchases of property, plant and equipment	(120)	(132)
Proceeds from the sale of assets and divestitures	2	29
Acquisition of businesses and intangible assets, net of cash acquired	(88)	(5)
Proceeds from the sale of investments	7	—
Other investing activities	3	—
Net cash used in investing activities	(196)	(108)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	67	64
Payment of taxes related to net share settlement of equity awards	(26)	(18)
Treasury stock repurchases(c)	(159)	(120)
Proceeds from issuance of long-term debt	500	—
Debt issuance costs	(4)	—
Proceeds from short term borrowings	—	40
Repayment of debt and credit facility	(500)	(300)
Payment of acquisition-related contingent consideration	—	(6)
Other financing activities	—	(1)
Net cash used in financing activities	(122)	(341)

Effect of exchange rate movements	3	(9)

Net increase in cash, cash equivalents and restricted cash	683	97

Cash, cash equivalents and restricted cash at beginning of period	917	820

Cash, cash equivalents and restricted cash at end of period	$1,600	$917

(a) Restated to include the impact of adoption of ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, and ASU 2016-18, Restricted Cash, on November 1, 2018.

(b) Cash payments included in operating activities:

Income tax payments, net	$(103)	$(27)
Interest payment on debt	$(76)	$(79)

(c) For the year ended October 31, 2019, we repurchased 2,093,570 shares of common stock for $160 million, held as treasury stock and accounted for at trade date using the cost method. There were $1 million of stock repurchases pending settlements as of October 31, 2019. For the year ended October 31, 2018, we repurchased 2,075,460 shares of common stock for $120 million, held as treasury stock and accounted for at trade date using the cost method.

4A

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Q4'19	Q4'18	Percent Inc/(Dec)	FY19	FY18	Percent Inc/(Dec)
GAAP Revenue	$1,120	$1,047	7%	$4,303	$3,878	11%
Amortization of acquisition-related balances	2	4		9	36
Non-GAAP Revenue	$1,122	$1,051	7%	$4,312	$3,914	10%
Less: Revenue from acquisitions or divestitures included in segment results	(10)	(5)		(19)	(22)
Currency impacts	4	—		37	—
Non-GAAP Core Revenue	$1,116	$1,046	7%	$4,330	$3,892	11%

Non-GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.
Please refer page 8 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q4'19	Q4'18	% Chg
Revenue	$706	$661	7%
Gross Margin, %	62.9%	60.1%
Income from Operations	$199	$159
Operating Margin, %	28%	24%

Electronic Industrial Solutions Group			YoY
	Q4'19	Q4'18	% Chg
Revenue	$284	$275	3%
Gross Margin, %	62.4%	58.7%
Income from Operations	$79	$64
Operating Margin, %	28%	23%

Ixia Solutions Group			YoY
	Q4'19	Q4'18	% Chg
Revenue	$132	$115	15%
Gross Margin, %	71.7%	70.3%
Income from Operations	$12	$(1)
Operating Margin, %	9%	(1)%

Restated for (1) the organizational change completed in Q1'19 to align our services business with its customers and end markets. With this change, services, which was previously reported as Services Solutions Group (SSG), is now reported as part of the Communications Solutions Group (CSG) and Electronic Industrial Solutions Group (EISG); and (2) the retrospective application of ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which the company adopted on November 1, 2018.
Net revenue for the Ixia Solutions Group excludes the impact of amortization of acquisition-related balances of $2 million and $4 million for Q4'19 and Q4'18, respectively. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 8.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended				Year ended
	October 31,				October 31,
	2019		2018		2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS(a)	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income (loss)	$195	$1.02	$(114)	$(0.61)	$621	$3.25	$165	$0.86
Non-GAAP adjustments:
Amortization of acquisition-related balances	60	0.31	55	0.28	224	1.17	265	1.38
Share-based compensation	16	0.08	11	0.06	82	0.43	59	0.31
Acquisition and integration costs	5	0.03	7	0.03	11	0.06	49	0.25
Goodwill impairment	—	—	709	3.71	—	—	709	3.72
Restructuring and related costs	2	0.01	1	0.01	9	0.05	17	0.09
Northern California wildfire-related costs	—	—	—	—	—	—	7	0.04
Other	2	0.01	20	0.12	(16)	(0.09)	24	0.14
Adjustment for taxes(b)	(26)	(0.13)	(496)	(2.59)	(29)	(0.15)	(677)	(3.55)
Non-GAAP Net income	$254	$1.33	$193	$1.01	$902	$4.72	$618	$3.24

Weighted average shares outstanding - diluted	191		187		191		187

(a) EPS impact on non-GAAP adjustments and non-GAAP net income is based on an adjusted shares outstanding of 191 million for three months ended October 31, 2018.
(b) For both the three and twelve months ended October 31, 2019 management uses a non-GAAP effective tax rate of 12%. For the three and twelve months ended October 31, 2018 management uses a non-GAAP effective tax rate of 12% and 14%, respectively.
Historical amounts are reclassified to conform with the current presentation.
Please refer page 8 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

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Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

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Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

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Goodwill Impairment charges: We exclude goodwill impairment charges from our non-GAAP financial measures, as such charges are non-recurring and do not reduce company's liquidity. In addition, the company's peer industry group companies may record impairment charges at different times, excluding such charges permits more accurate comparison of company's financial performance with those of its peers.

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Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

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Northern California wildfire-related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating, from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would include net unrealized gains on equity investments still held, and significant non recurring events like litigation settlements, realized gains or losses associated with our employee benefit plans, costs related to unusual disaster like Northern California wildfires, gain on sale of assets and small divestitures, separation and related costs, etc.

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Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the first fiscal quarter of 2020 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.